Exhibit 10.5

STOCK PLEDGE AGREEMENT

In consideration of NEWSTAR FINANCIAL, INC. (the “Lender”) selling certain assets to USDC Portsmouth, Inc., a California corporation (“Borrower”), pursuant to Secured Party Sale Agreement of even date between the Lender, the Borrower and the undersigned, the Lender’s acceptance of the Borrower’s note in partial payment of the purchase price, and to secure the undersigned’s Guaranty of even date in favor of the Lender with respect to the obligations of the Borrower to the Lender (the “Guaranty”), evidenced by that certain Time Note of even date (the “Time Note”) in the principal amount of $975,000, U.S. Dry Cleaning Corporation (the “Pledgor”), as collateral security for the performance of all obligations hereunder and the payment of the indebtedness and the performance of all other obligations relating to the Guaranty, the security documents, and other documents relating thereto, and all amendments and replacements thereof (collectively hereinafter called the “Obligations”), hereby deposits with the Lender and pledges, collaterally assigns, delivers, and grants a security interest in the following property:

100 shares of common stock (par value $0.01 of USDC PORTSMOUTH, INC., a California corporation, evidenced by certificate number No. 1,

together with any shares or fractional shares of stock issued or to be issued as a result of a stock dividend or stock split-up on or with respect to the above-described property, any additional shares which may be delivered and pledged to the Lender as hereinafter provided, and all dividends, distributions, and other proceeds of all of the foregoing, in each case whether now existing or hereafter arising (all of the foregoing is hereinafter called the “Collateral”).

The Pledgor hereby represents and warrants that (a) the Pledgor is the sole owner of the Collateral free from any adverse lien or security interest (other than the pledge of the Collateral in favor of Setal 2, LLC (with it successors and assigns, the “First Lien Lender”) to secure certain obligations of Pledgor under that certain Convertible Note, dated March 12, 2008, in the original principal amount of $1,725,000 (as amended from time to time, the “First Lien Note”), (b) the Collateral is freely transferable by the Pledgor without notice to or consent by any other person, corporation, or other entity (other than the First Lien Lender until the payment in full of the First Lien Note), (c) the delivery by the Pledgor of the Collateral will create a valid and perfected security interest therein in the Lender, (d) there are no restrictions on the transferability of the Collateral to the Lender by the Pledgor or with respect to the foreclosure and transfer thereof by the Lender (other than in favor of the First Lien Lender until the payment in full of the First Lien Note), (e) the Collateral is registered in the Pledgor’s name on the books of the Borrower, (f) the Pledgor will warrant and defend title to the Collateral against the claims and demands of any person, firm, corporation, trust, partnership, or other entity (other than the First Lien Lender until the payment in full of the First Lien Note), (g) the Collateral constitutes all of the presently issued and outstanding shares of Borrower owned by the Pledgor, and (h) the Pledgor owns 100% of the voting stock of Borrower and is the controlling stockholder of Borrower.  The Pledgor agrees that the Collateral will not be sold, assigned, transferred (other than in connection with the existing pledge in favor of the First Lien Lender until the payment in full of the First Lien Note), on further pledged without the prior written consent of the Lender.

Until such time as the Obligations have been paid in full, the Pledgor, except with the written consent of the Lender which will not be unreasonably withheld, as the controlling stockholder of Borrower, shall not suffer, cause, or permit any other or further shares of Borrower to be issued to the Pledgor unless such shares are pledged with the Lender as additional Collateral for the obligations, nor shall the Pledgor suffer, cause, or permit the Collateral to be purchased or retired by Borrower, nor shall the Pledgor permit Borrower to be merged, consolidated, terminated, liquidated or dissolved.  The Pledgor agrees that upon any sale or transfer of the Obligations, the Lender may deliver to the purchaser or transferee the Collateral, which purchaser or transferee shall thereupon become vested with all powers and rights given to the Lender hereunder in respect thereto and the Lender shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith.  To the maximum extent permitted by law, the Lender shall not be liable with respect to the Collateral except for the safekeeping thereof.

Prior to any non-payment under the Obligations (beyond any notice and cure period) the Pledgor shall have all rights and powers pertaining to the Collateral, subject to the terms of this Agreement.  Upon the non-payment of any of the Obligations thereunder as and when the same shall become due and payable (beyond any notice and cure period), or at any time or from time to time thereafter during the continuance of such default, the following may occur:

1.           The Lender may apply to the Obligations all or any part of the Collateral and the proceeds thereof and may sell or otherwise transfer any or all of the Collateral in such manner and for such price as the Lender may determine (subject to applicable law) and out of the proceeds of such sale retain an amount sufficient to pay the balance due and all other sums required under the terms of the Obligations together with the expenses of the sale and shall pay any balance of such proceeds to Pledgor.

2.           The Lender shall have all the rights and remedies of a secured party afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.  The requirement of reasonable notice with respect to any public sale or disposition of the Collateral shall be met if such notice is mailed, postage prepaid, to the Pledgor at the address set forth above at least ten (10) days before the time of the sale or other disposition.  The expenses of retaking, holding, preparing for sale, selling, or the like shall include the Lender’s reasonable attorneys fees and other costs and legal expenses and shall be part of the Obligations.

3.           The Collateral, or any part thereof, may be sold, together or in parcels, at brokers’ board, or at public or private sale, in Boston, Massachusetts or elsewhere, in accordance with applicable law; and the Lender or its assigns may at any such brokers’ board, or at public sale, become the purchaser of all or any portion of the Collateral, discharged from all rights or redemption; and the net proceeds of sale, after deducting all costs and expenses thereof and attorneys’ fees in connection therewith, may be applied to the payment of the Obligations, in such order as the Lender shall deem proper, accounting to the Pledgor for the balance not so applied.  Nothing herein contained shall obligate the Lender to resort to the Collateral before proceeding against the Pledgor or the Pledgor’s estate for non-payment of sums due, or prevent it from prosecuting both remedies at the same time, to the end that all Obligations hereby secured may be paid in full.

4.           The Lender shall have authority to have stocks and registered bonds and other securities included in the Collateral transferred into its own name as pledgee or otherwise or into the name of its nominee and to collect the income therefrom, and at its option to hold such income as security for the Obligations or apply it on the principal and/or the accrued interest, if any, due on the Obligations.

5.           The Pledgor agrees that whether or not registered in the Lender’s name as pledgee, the Lender shall be under no duty to collect, exercise any rights pertaining to, fix or preserve the liability of any party under, protect, preserve, vote upon or otherwise deal with the Collateral pledged hereunder or any income thereon, except that the Lender shall use due care with respect to the safekeeping thereof while in the Lender’s possession, but nothing herein contained shall deprive the Lender of exercising such rights at the Lender’s election.  No delay or omission on the Lender’s part in exercising any right hereunder or under any instrument evidencing an Obligation secured hereby shall operate as a waiver of such right or of any other right hereunder or under any such evidence of indebtedness.  A waiver on any one occasion shall not be construed as a bar to or waiver or any such right and/or remedy on any future occasion.

The Pledgor agrees to make, execute and deliver, upon request, any further assignments, powers of attorney, assurances, acquittances or other documents which the Lender may reasonably request to enable the Lender to transfer or realize upon said property or to secure to the Lender more fully the full benefit hereof and hereby appoints the Lender, its successors and assigns, its attorney-in-fact, with full power of substitution, for the purpose of carrying out any provisions herein and taking any action with respect to said property as said attorney-in-fact may determine after the occurrence of a default (after any applicable grace or notice period) to accomplish the purposes hereof (which appointment as attorney-in-fact is irrevocable and coupled with an interest).

The rights of the Pledgor hereunder are subject to an Intercreditor Agreement of even date (the “Intercreditor Agreement”) among the Lender, the Borrower, the Pledgor and the First Lien Lender.  Notwithstanding any other provision hereof to the contrary, the Pledgor shall not be required to deliver or grant control of any Collateral to Lender hereunder, prior to the payment in full of the First Lien Note, if the Pledgor is also required to deliver or grant control of such Collateral to the First Lien Lender or any successor thereto or assignee thereof and the First Lien Lender and any such successor thereto or assignee thereof has agreed, pursuant to the terms of the Intercreditor Agreement, to hold the Collateral for the benefit of the Lender, subject to the terms of the Intercreditor Agreement.

IN WITNESS WHEREOF, the Pledgor has caused this Stock Pledge Agreement to be duly executed as of the 24th day of March, 2008.

US DRY CLEANING CORPORATION
By ____________________________________
Name:
Title: